Exhibit 10.13

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

COMVERGE TECHNOLOGIES, INC. 2000 STOCK PLAN:

STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. This option is intended to be an ISO or a Nonstatutory Option, as provided in the Notice of Stock Option Grant. If this option is an ISO, the Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% for an ISO granted to a Greater Than Ten-Percent Stockholder).

(b) Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 12 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability. Subject to the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. Shares purchased by exercising this option may be subject to the Right of Repurchase under Section 7.

(b) Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

This option may not be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee may be exercised only by the Optionee or by the Optionee’s guardian or legal representative; provided, however, that, if this option is not an ISO it may be otherwise transferred to the extent, if any, permitted by the Board of Directors.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee may exercise all or any portion of the Option, to the extent it is exercisable pursuant to the terms hereof, at any time and from time to time prior to its termination, by (i) delivering to the Company written notice containing the information and representations appearing on the form attached as Exhibit A hereto (which notice shall be signed by the person exercising this option) and (ii) paying to the Company the full Purchase Price for the Shares being purchased (such payment to be made as provided in Section 5). Notwithstanding the foregoing, the Option may not be exercised with respect to fractional Shares. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this option (or, to the extent required by Section 7, deposited in escrow).

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

(d) Representations and Warranties Required Upon Exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any or all the representations and warranties set forth on Exhibit B hereto (to the extent that the Company determines, in its sole discretion, that such representations and warranties are appropriate at the time of exercise).

SECTION 5. PAYMENT FOR SHARES.

The Purchase Price shall be paid (i) either in cash or by certified check or bank draft or money order payable to the order of the Company or (ii) in such other manner (if any) as may be permitted by the Plan.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant.

(b) Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i)	The expiration date determined pursuant to Subsection (a) above;

(ii)	The date three months after the termination of the Optionee’s Service for any reason other than Disability or Cause; or

(iii)	The date 12 months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. Upon the termination of the Optionee’s employment for Cause, this Option shall immediately terminate and shall not be exercisable at all.

(c) Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i)	The expiration date determined pursuant to Subsection (a) above; or

(ii)	The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable.

(d) Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(e) Notice Concerning ISO Treatment. If this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract. Additionally, if this option is designated on an ISO, the provisions of this Agreement shall be subject to other restrictions and limitations regarding ISOs as set forth in the Plan.

SECTION 7. RIGHT OF REPURCHASE.

(a) Scope of Repurchase Right. To the extent, if any, provided in the Notice of Stock Option Grant, the Shares acquired under this Agreement initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Optionee may transfer Restricted Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Optionee’s spouse, children or grandchildren or to a trust established by the Optionee for the benefit of the Optionee or the Optionee’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Restricted Shares, then this Section 7 shall apply to the Transferee to the same extent as to the Optionee.

(b) Condition Precedent to Exercise. The Right of Repurchase with respect to particular Restricted Shares shall be exercisable only during the 60-day period next following the later of:

(i)	The date when the Optionee’s Service terminates for any reason, with or without Cause or upon death or Disability; or

(ii)	The date such Restricted Shares are issued.

(c) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Shares subject to this option in accordance with the schedule set forth in the Notice of Stock Option Grant.

(d) Repurchase Cost. If the Company exercises the Right of Repurchase, it shall pay the Optionee an amount equal to the Exercise Price for each of the Restricted Shares being repurchased.

(e) Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Optionee prior to the expiration of the 60-day period specified in Subsection (b) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Optionee the purchase price determined according to Subsection (d) above. Payment shall be made in cash or by check or by canceling indebtedness to the Company incurred by the Optionee in the purchase of the Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (e).

(f) Additional Securities/Property. If any securities or other property is issued or distributed with respect to, or in exchange for or in replacement of, any Restricted Shares (including, without limitation, in connection with a dividend, other distribution, recapitalization, merger or consolidation), such securities or other property (other than a regular cash dividend in respect of Stock) shall immediately be subject to the Right of Repurchase and shall be considered Restricted Shares. In any such event, the Company shall make appropriate adjustments to the price per share to be paid upon the exercise of the Right of Repurchase; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

(g) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 7, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(h) Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any Additional Securities/Property that becomes subject to the Right of Repurchase, as described in Subsection (f) above, shall immediately be delivered to the Company to be held in escrow. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Optionee upon the Optionee’s request to the extent the Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Shares which are no longer Restricted Shares (and any other assets and securities attributable thereto) shall be released within 60 days after the earlier of (i) the Optionee’s cessation of Service or (ii) the lapse of the Right of First Refusal.

SECTION 8. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company’s rights under this Subsection (a) shall be freely assignable, in whole or in part.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional Shares or Substituted Securities. Any securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares acquired under this Agreement (including, without limitation, in connection with a dividend, other distribution, recapitalization, merger or consolidation) shall immediately be subject to this Section 8.

(d) Termination of Right of First Refusal. Any other provision of this Section 8 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 8 shall not apply to a transfer of Shares (i) by will or the laws of descent and distribution or (ii) by gift to a member of the “Family” (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code Section 501(c) (3) and 170(c) (2) (a “Charitable Organization”) or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee’s Family, one or more Charitable Organizations, pursuant to a domestic relations order or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, “Family” shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Optionee. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Section 8 shall apply to the Transferee to the same extent as to the Optionee.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 9. NO REGISTRATION RIGHTS; NON-COMPETITION.

(a) No Obligation to Register Option Shares. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

(b) Non-Competition and Non-Solicitation. The Optionee shall not, during the Optionee’s Service and for a period of (i) 3 months immediately following the Company’s termination of such Service, or (ii) 9 months immediately following the Optionee’s termination of such Service, by or for the Optionee or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, establish, enter into, be employed by or for, or become part of, any company, partnership, corporation or other business entity or venture, a material portion of which competes directly with the Company. In addition, the Optionee shall not, during the Optionee’s Service and for a period of 6 months immediately following any termination of such Service, by or for the Optionee or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, call upon any Employee or Consultant for the purpose of persuading or enticing any such Employee or Consultant away from or out of the employ of the Company.

(c) Equitable Remedies and Reasonableness. Because of the difficulty of measuring economic losses to the Company as a result of breach by the Optionee of any of the covenants contained in Section 9(b) above, and because of the immediate and irreparable damage that might be caused to the Company for which it would have no other adequate remedy, the Optionee agrees that, without limiting the remedies available to the Company, these covenants may be enforced by the Company by injunctions and restraining orders. The parties agree that such covenants impose a reasonable restraint on the Optionee in light of the activities and business of the Company on the date of this Agreement, and intend that such covenants shall subsequently be construed and enforced in light of the activities and business of the Company on the date of the termination of the Service of the Optionee.

SECTION 10. RESTRICTIONS ON TRANSFER.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off’) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering Any securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares subject to the Market Stand-Off (including, without limitation, in connection with a dividend, other distribution, recapitalization, merger or consolidation) shall immediately be subject to this subsection (b) to the same extent as such Shares. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act, and the Optionee shall be subject to this Subsection (b) only if the directors and officers of the Company are subject to similar arrangements.

(c) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(d) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(e) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11. GENERAL

(a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or (except in the case of a notice of exercise of this option) upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notices shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(b) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(c) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(d) Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

(e) No Rights as a Stockholder. The holder of this option shall not have any stockholder rights with respect to the Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

SECTION 12. DEFINITIONS.

(a) “Agreement” shall mean this Stock Option Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any breach or threatened breach by the Optionee of any provision of Section 9(b) of this Agreement, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(f) “Company” shall mean Comverge Technologies, Inc., a Delaware corporation.

(g) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(h) “Date of Grant” shall mean the date specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(i) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(l) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(n) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(o) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(p) “Optionee” shall mean the individual named in the Notice of Stock Option Grant.

(q) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s) “Plan” shall mean the Comverge 2000 Stock Plan, as in effect on the Date of Grant.

(t) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(u) “Restricted Share” shall mean a Share that is subject to the Right of Repurchase.

(v) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 8.

(w) “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 7.

(x) “Securities Act” shall mean the Securities Act of 1933, as amended.

(y) “Service” shall mean service as an Employee, Outside Director or Consultant.

(z) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 of the Plan (if applicable).

(aa) “Stock” shall mean the Common Stock of the Company, with a par value of $0.01 per Share.

(bb) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(cc) “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

(dd) “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 8.

Exhibit A

Comverge, Inc.

Gentlemen:

I have heretofore been granted the stock option identified below (the “Option):

Date of grant:
Exercise price per share:	$
Number of shares subject to option when granted:
Number of shares currently subject to option:

I am hereby exercising the Option with respect to the following number of shares:

In connection with this exercise, [check one]

             I enclose a certified check (or bank draft or money order) in the amount of $                    ;

             I am delivering irrevocable instructions to a broker to sell shares acquired upon exercise and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price.

I hereby agree to execute whatever other documents are necessary in order to comply with the Plan and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Plan.

Employee Last Name

Date

Social Security Number

Address

1

Exhibit B

Representation and Warranties

As a condition to the exercise of this Option, the Company may require the Optionee to make any or all of the representations and warranties set forth below (to the extent that the Company determines that such representations and warranties are appropriate at the time of exercise):

1.	I represent and warrant to the Company that I am acquiring and will hold the shares purchased pursuant to this option (the “Purchased Shares”) for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.	I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

3.	I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

4.	I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

5.	I acknowledge that the Company is under no obligation to register the Purchased Shares.

6.	I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

7.	I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

8.	1 am aware that my investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

1

9.	I acknowledge that the Purchased Shares remain subject to the Company’s right of first refusal and may remain subject to the Company’s right of repurchase at the exercise price, all in accordance with the applicable Notice of Stock Option Grant and Stock Option Agreement.

10.	I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Stock Option Grant and Stock Option Agreement.

11.	I acknowledge that I have received a copy of the Company’s memorandum regarding the federal income tax consequences of an option exercise and the tax election under Section 83(b) of the Internal Revenue Code. In the event that I choose to make a Section 83(b) election, I acknowledge that it is my responsibility—and not the Company’s responsibility—to file the election in a timely manner, even if I ask the Company or its agents to make the filing on my behalf. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

12.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

2